Exhibit 10.1.7.5

AMENDMENT #2

TO THE CONSOLIDATED EDISON, INC.

Long Term Incentive Plan

Effective January 1, 2011

Consolidated Edison, Inc.

Pursuant to the resolutions adopted by the Board of Directors of Consolidated Edison, Inc., at a meeting duly held on April 15, 2010, the undersigned hereby approves effective January 1, 2011, the amendment set forth below to the Consolidated Edison, Inc. Long Term Incentive Plan, effective May 19, 2003, as amended and restated effective, January 1, 2008.

ARTICLE 7. STOCK UNIT GRANTS TO DIRECTOR PARTICIPANTS is amended as follows:

1.	Subsections (b) and (c) of Section 7.8 Timing and Method of Payment is amended by replacing those subsections in their entirety with the following:

(b) (i) Effective January 1, 2011. The Stock Units granted pursuant to Section 7.2 and 7.3 shall be paid in Shares to a Director on Participant in a single one-time payment of Shares (rounded to the nearest whole share as determined under Section 24.12) within 60 days following his or her separation from Service as a member of the Board.

(ii) Effective Prior to January 1, 2011. The Stock Units granted pursuant to Section 7.2 and 7.3 shall be paid in Shares to a Director Participant in a single one-time payment of Shares (rounded to the nearest whole Share as determined under Section 24.12) within 60 days following his or her Separation from Service as a member of the Board, except that the Director Participant may elect to be paid his or her Shares in equal quarterly distributions for up to 10 years following his or her Separation from Service by filing with the Secretary of CEI a Deferral Election Form electing such quarterly distribution. Such Deferral Election Form must be filed by December 31 of the calendar year prior to the calendar year in which the Stock Units are granted. The Deferral Election Form shall remain in effect until modified or revoked by a new Deferral Election Form, which new Deferral Election Form shall take effect in the year following the year of receipt of the new Deferral Election Form by the Secretary of CEI. If an election of quarterly distributions is made, Dividend Equivalents earned on such Stock Units shall continue to be earned on the remaining Stock Units in the Director Participant’s Account until all Shares have been distributed. The Dividend Equivalents that are earned during this payment period shall be distributed as cash payments, regardless of any prior election to have Dividend Equivalents deferred and reinvested in Stock Units.

(c) (i) Effective for Director’s Compensation Payable on or after January 1, 2011. A Director Participant may elect to defer receipt of his or her Stock Units resulting from Voluntary Deferrals of Director’s Compensation by filing a Deferral Election Form in accordance with the procedures set forth in Section 7.9. Stock Units resulting from

Voluntary Deferrals of Director’s Compensation will be paid in Shares to a Director Participant in a single one-time payment of Shares (rounded to the nearest whole Share as determined under Section 24.12) within 60 days following the date of his or her Separation from Service as a Board Member.

(ii) Effective for Director’s Compensation Payable Prior to January 1, 2011. A Director Participant may elect to defer receipt of his or her Stock Units resulting from Voluntary Deferrals of Director’s Compensation until the January 1 that is at least five years from the date on which the Stock Units were deferred by filing a Deferral Election Form in accordance with the procedures set forth in Section 7.9. However, no deferral can extend longer than the Director Participant’s date of Separation from Service. Stock Units resulting from Voluntary Deferrals of Director’s Compensation will be paid in Shares to a Director Participant in a single one-time payment of Shares (rounded to the nearest whole Share) within 60 days following the date of his or her Separation from Service as a Board Member or, if earlier, the date specified in the Deferral Election Form. A Director Participant may elect to receive his or her distribution upon Separation from Service in the form of equal quarterly distributions of Shares for up to 10 years following his or her Separation from Service by electing this form of distribution on the Deferral Election Form that he or she must file in accordance with the procedures set forth in Section 7.9. If this election is made, Dividend Equivalents shall continue to be earned on the remaining Stock Units in the Director Participant’s Stock Unit Account until all Shares have been distributed. The Dividend Equivalents that are earned during this payment period shall be distributed as cash payments regardless of any prior election to have Dividend Equivalents deferred and reinvested in Stock Units.

2.	Section 7.10 Subsequent Deferred is amended by replacing that Section in its entirety with the following:

(a)	Effective January 1, 2011. A Director Participant may not make a subsequent deferral of a distribution for any election pertaining to Annual Grants made on or after January 1, 2011 or for Voluntary Deferrals of Director’s Compensation for compensation that may become payable to him or her after January 1, 2011.

(b)

Effective Prior to January 1, 2011. A Director Participant may defer commencement of his or her distribution concerning any election pertaining to Annual Grants made prior to January 1, 2011 or for Voluntary Deferrals of Director’s Compensation for compensation that became payable to him or her prior to January 1, 2011 to a date later than the date specified in an applicable Deferral Election Form by filing a written request with CEI. Such an election for a subsequent deferral shall (i) not take effect until at least 12 months after the election is made; (ii) the subsequent deferral of payment is for a period of at least five years from the scheduled payment date in case of an election not related to a Director Participant’s death or Disability; and (iii) an election related to a distribution upon a specified time or pursuant to a fixed schedule is made at least 12 months prior to the date the payment was originally scheduled to be paid.

IN WITNESS WHEREOF, the undersigned has executed this instrument this 23rd day of December, 2010.

/s/ Mary Adamo
Mary Adamo Plan Administrator, Consolidated Edison, Inc Long Term Incentive Plan and Vice President – Human Resources Consolidated Edison Company of New York, Inc.